UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 17, 2013 (January 16, 2013)

ENCISION INC.

(Exact name of registrant as specified in its charter)

Colorado	001-11789	84-1162056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6797 Winchester Circle, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (303) 444-2600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)   On January 16, 2013, Roger C. Odell resigned his positions as an executive officer, Chairman of the Board and as a member of the Board of Directors of Encision Inc. (the “Company”), effective on January 17, 2013. Mr. Odell did not note any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Odell is one of the Company’s co-founders and had served on the Company’s Board of Directors since its inception in 1991. Mr. Odell will continue to be employed by the Company in a non-executive officer role. In connection with this transition, the Company and Mr. Odell entered into a new employment agreement which replaces Mr. Odell’s existing employment agreement dated March 3, 1997.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCISION INC.

Date:	January 17, 2013	/s/ Mala Ray
Mala Ray
Controller
Principal Accounting Officer